UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended

December 31, 2023

ARK7 PROPERTIES PLUS LLC

(A DELAWARE SERIES LIMITED LIABILITY COMPANY)

(Exact name of issuer as specified in its charter)

Delaware	881359905
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1 Ferry Building, Ste 201

San Francisco, CA 94111

(Full mailing address of principal executive offices)

415-275-0701

(Issuer's telephone number, including area code)

Series #WGI3Z, Series #0XYT6, Series #ZIE3T, Series #JTDXY, Series #FTWDS, Series #P7FJ5, Series #WRA7O, Series #SOV9W, Series #QGXF0, Series #RPFUV, Series #NHMOP, Series #ORHOF, and Series #DIVTU

(Title of each class of securities issued pursuant to Regulation A)

I

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

THE INFORMATION CONTAINED IN THIS REPORT MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THIS REPORT, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

In this Annual Report, "we," "us," "our" or "our company", shall refer to Ark7 Properties Plus LLC. All of the series of our company may collectively be referred to in this Annual Report as the "series" and each, individually, as a "series." The membership interests of all series described above may collectively be referred to in this Annual Report as the "shares" and each, individually, as a "share". Ark7 Inc., a Delaware corporation ("Ark7") will serve as the asset manager responsible for managing each Series' Underlying Asset (the "Asset Manager") as described in the Asset Management Agreement between Ark7 Inc. and each series of Ark7 Properties Plus LLC. Ark7 will serve as the Managing Member responsible for the day-to-day management of the company and each registered series.

II

ITEM 1. DESCRIPTION OF BUSINESS

Company Overview - Our Mission

Ark7 Properties Plus LLC, a Delaware series limited liability company, was established on March 17, 2022 to expand access to real estate investment opportunities, allowing a broader audience to participate in the financial benefits of property ownership. Our mission is to build a reliable and accessible platform that democratizes real estate investment.

Ark7 operates a digital platform for real estate investment, making it simpler for investors to engage in property ownership. We acquire quality residential properties, convert these into fractional interests, and offer these shares through our platform. This model enables investors to diversify their investment across various properties, helping to manage risk without the need for direct property management or mortgage commitments.

Ark7 performs all aspects of sourcing, analyzing, maintaining, and managing the properties we acquire. Our team conducts comprehensive evaluations of each potential property investment, examining a variety of financial, market, and demographic characteristics to inform our acquisition strategies. Each investment we make represents not only a financial opportunity but also a commitment to the communities where Ark7 properties are located. By investing in these areas, we contribute alongside our investors to community development and growth. As our network of engaged, like-minded investors expands, so too does our ability to access new investment and residential opportunities, enhancing value for our stakeholders and the communities we serve.

Series LLC Structure

Each property that Ark7 Properties Plus LLC acquires is held within a distinct series of our Delaware series limited liability company structure, created specifically to acquire and manage that residential property. Each series may own its specific property through a wholly-owned subsidiary, which is structured as a limited liability company under the laws of the state where the property is located.

As a Delaware series limited liability company, Ark7 Properties Plus LLC structures its operations so that the debts, liabilities, obligations, and expenses associated with a particular series are segregated and only enforceable against the assets of that series, as provided under Delaware law. This setup allows for financial and legal separation across different investments within our portfolio.

Ark7 Properties Plus LLC plans for each series to initially be treated as a corporation for U.S. federal income tax purposes, aiming for tax efficiency. However, if a series' real estate and potential income streams suggest that REIT status would be beneficial, we may elect to have that series taxed as a separate REIT. This approach allows us to consider the tax advantages specific to REITs, which may include benefits for our investors.

Should REIT status not be suitable, we may opt for the series to be taxed as a partnership. This alternative would involve using Schedule K-1 for tax reporting, which allows income, losses, deductions, and credits to pass through directly to investors, facilitating transparency in their personal tax obligations.

Our company focuses on the identification, acquisition, marketing, and management of individual residential properties, with each managed within its own series. This dedicated structure supports our efforts to manage the value of every single property for our investors effectively.

Investment Objectives

Ark7 Properties Plus LLC aims to offer its investors a range of carefully considered investment objectives, including:

  Consistent Cash Flow: Generating steady income from our managed properties.
  Value Growth: Fostering long-term capital appreciation through strategies that employ moderate to no leverage.
  Capital Preservation: Focusing on the preservation of capital through meticulous property selection and management practices.

While we strive to meet these objectives, it is important for investors to understand that the achievement of these goals cannot be guaranteed. The value of assets may fluctuate, and Ark7 Properties Plus LLC does not assure that the investment objectives will be achieved.

Investment Criteria

Ark7 Properties Plus LLC is committed to a strategic acquisition approach, focusing on properties that meet the following well-defined criteria:

  Property Type: Single-family homes that align with our investment philosophy and management capabilities.
  Price Range: Properties priced between $150,000 and $1,000,000, allowing us to diversify our portfolio and cater to a broad market segment.
  Condition of Properties: Homes requiring little to no improvement post-acquisition, which helps in quick turnaround for rental readiness and reduces initial capital expenditure.
  Location Criteria: Properties located in desirable travel destinations or adjacent to universities. These locations typically benefit from consistent rental demand, potentially boosting the property's income-generating capability.

These criteria are designed to identify properties that are well-positioned to generate value for our investors through both steady rental income and potential for long-term appreciation. As we refine our acquisition strategy and respond to market conditions, these criteria may evolve to better align with our investment objectives and market opportunities.

Investment Strategy - Market Opportunities

Ark7 Properties Plus LLC's investment strategy is centered around the acquisition, management, and strategic operation of residential properties situated in vibrant and growing cities across the United States. Our approach is to identify and invest in markets that offer promising capitalization rates and possess strong potential for long-term property value appreciation.

  Acquisition: We target properties that align with our stringent investment criteria to ensure they meet our standards for potential return on investment.
  Management: Once acquired, each property is managed with an emphasis on maintaining high occupancy rates and enhancing the tenant experience, which supports sustained revenue generation.
  Selective Leverage: We utilize leverage judiciously to amplify cash on cash returns while maintaining a conservative debt profile, thereby managing financial risk effectively.
  Disposition: Properties are periodically reviewed for potential sale opportunities, especially when they reach peak valuation, in line with our strategic goal of capitalizing on market conditions to realize gains.

By focusing on dynamic urban environments where demographic trends indicate growth and resilience, Ark7 Properties Plus LLC aims to secure a portfolio of properties that are not only profitable but also benefit from the broader economic and social vibrancy of their respective locales. This strategic market focus is intended to maximize opportunities for our investors, though as with any investment, there are inherent risks and returns are not guaranteed.

Investment Process

Ark7 Properties Plus LLC's investment process capitalizes on our robust network of market intelligence, seasoned team expertise, and comprehensive data analysis to guide our investment decisions. This structured approach ensures each property aligns with our strategic goals and investment criteria:

  Sourcing: Ark7 Properties Plus LLC employs an in-house acquisition team that utilizes industry-leading analysis tools and collaborates closely with local real estate professionals. This team is dedicated to uncovering a wide range of investment opportunities, including individual homes listed on the MLS, portfolios of rental homes, newly built-for-rent (BFR) communities, and exclusive off-market deals. These opportunities are often generated from leads within our extensive member network.
  Due Diligence: Each potential investment undergoes rigorous evaluation against our defined investment criteria. Our due diligence process focuses on the specifics of the chosen geographic and sub-market areas, assessing factors like local rental market dynamics and their potential impacts on property values. We perform in-depth analyses that include projected rental rates, property values, and an examination of risks such as title discrepancies, structural issues, and environmental hazards.
  Investment Committee Review: After thorough due diligence, our acquisition team presents their findings to the investment committee. This committee reviews all pertinent data and makes a well-informed decision to proceed with or halt the property acquisition.
  Property Acquisition and Renovation: Properties are acquired directly by Ark7 Properties Plus LLC or through our managed series, adhering strictly to established acquisition protocols. Post-acquisition, necessary renovations are carried out to ensure the property meets our standards for rental readiness. This process is managed efficiently to minimize downtime and prepare the property for prompt leasing.
  Ongoing Management: Ark7 Properties Plus LLC partners with leading property management firms that leverage advanced, tech-enabled platforms. These firms are responsible for maintaining property records, overseeing maintenance, managing tenant interactions, and ensuring compliance with local regulations. They also handle the listing and booking of properties on popular short-term rental platforms like Airbnb or Vrbo, ensuring a high standard of guest experience.

Ark7 Properties Plus LLC maintains comprehensive control over all investment decisions, guided by our overarching investment objectives and the leverage policies set forth by our management team. Our investment process is dynamic, allowing us to adapt strategies based on evolving market conditions and investment opportunities.

By integrating meticulous sourcing, detailed analysis, and strategic management, Ark7 Properties Plus LLC aims to build a portfolio that not only meets but exceeds our performance expectations. However, as with all investments, there is inherent risk, and performance outcomes cannot be guaranteed.

Leverage Policy

Through our Leverage Policy, we aim to strategically utilize leverage via senior financing for our real estate acquisitions, secured credit facilities, and capital markets financing activities. Our strategy involves securing long-term, non-recourse leverage arrangements that are not subject to mark-to-market valuations, aiming for the most cost-effective options available.

We've implemented a borrowing limit, pledging not to surpass 65% of the higher value between the acquisition cost (pre-depreciation or other non-cash reserves adjustments) or the fair market value of our assets. This reflects our prudent approach to leveraging, ensuring financial strength.

Furthermore, we consider extending loans to our Asset Manager at fair market rates for investing in real estate properties on the Ark7 platform, up to the mortgage principal amount as needed, a decision subject to strategic evaluation. The Managing Member has the authority to review and adjust our leverage strategy in response to changing economic conditions or strategic priorities, keeping our policy aligned with investment goals.

Approval from the Managing Member is required for exceeding our leverage limit. Additionally, if assets initially acquired without leverage are eligible for financing under our policy, any excess proceeds beyond operational needs or reserves may be distributed to investors at the discretion of the Managing Member, in adherence to our leverage guidelines. This approach underscores our commitment to navigating real estate investment complexities while safeguarding the long-term interests of our investors.

Operating Policies

Credit Risk Management: Our asset portfolio exposes us to varying levels of credit and special hazard risk. The Managing Member and its executive officers will continuously assess and monitor credit risk and other loss-related risks associated with each investment. The Managing Member will oversee the overall credit risk and provision for loss levels.

Interest Rate Risk Management: We have implemented an interest rate risk management policy to mitigate adverse effects from significant interest rate fluctuations. Our strategy involves minimizing interest rate risk from borrowings by aligning the key terms of our borrowings with the expected holding period of our assets.

Additional Borrowings: Each series may explore financing or refinancing existing debt, including mortgages, with additional debt financing, either from an affiliate or a third party. Any third-party mortgages or debt instruments entered into by a series, or the company on behalf of a series, will likely be secured directly or indirectly by a security interest in the title of the property and other assets of the series.

Asset Management Fee

The Asset Manager will be entitled to an annual asset management fee from each series, calculated as 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.

Operating Expenses

Each series within Ark7 Properties Plus LLC will bear the costs and expenses associated with its activities, including but not limited to:

  Management fees, audit expenses, and report preparation costs for the series property.
  Insurance premiums.
  Withholding or transfer taxes, as well as governmental fees.
  Legal fees and settlement costs for litigation or regulatory matters related to the series.
  Fees for a third-party registrar and transfer agent, if appointed.
  Indemnification payments.
  Interest or financing expenses.
  Potential HOA or association fees.
  Regulatory or permitting fees for operating short-term rentals.
  Costs for third-party services engaged by the Asset Manager.
  Any other expenses deemed as Operating Expenses by the Asset Manager.

The Managing Member will cover its own ordinary expenses. If Operating Expenses exceed the series property's revenues and cannot be covered by reserves, the Managing Member may either pay the expenses without seeking reimbursement, loan the amount to the series with reasonable interest, or issue additional interests in the series to cover the shortfall.

Conflicts of Interest

Conflicts of interest may exist now or arise in the future involving the manager, its affiliates, and our officers and/or directors who also hold positions with the Managing Member. These conflicts could include:

  Our executive officers serve as officers of other entities affiliated with the Managing Member. This could lead to conflicts regarding agreements and arrangements with the manager and its affiliates, potentially affecting the terms negotiated.
  Our executive officers are not obligated to allocate specific time to our affairs, which may result in competition for their attention between our business and other ventures managed by the manager or its affiliates. Consequently, we may not receive the level of support we would if managed internally.
  Some or all series acquiring properties from the manager or its affiliates. The Managing Member may acquire, repair, and improve properties before reselling them to a series at a price determined by the manager or its affiliate, possibly at a premium. This arrangement may lead to a misalignment of interests between the manager and the series or its investors.
  The possibility of the Managing Member establishing additional vehicles with similar investment goals, potentially resulting in overlapping objectives. If we have sufficient capital, properties suitable for us will be allocated accordingly.
  The Managing Member conducts promotions allowing investors to rent series properties at reduced rates for marketing purposes. While this could enhance the Company's visibility, it might reduce rental income and property performance.
  The Managing Member's limited responsibilities as outlined in the operating agreement, with no liability beyond specified duties. We are obligated to reimburse and indemnify the manager and its affiliates for expenses and losses, except in cases of egregious misconduct, potentially exposing us to poor performance or losses for which the Managing Member would not be held responsible.

ITEM 2. MANAGEMENT''S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of the financial statements and financial condition of Ark7 Properties Plus LLC and results of its operations together with: (i) its financial statements and related notes appearing at the end of this Offering Circular and (ii) the pro forma consolidated financial statements appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting the company's current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this Offering Circular.

Overview

Ark7 Properties Plus LLC was formed on March 17, 2022 ("Inception") in the State of Delaware. Ark7 Properties Plus LLC is an investment vehicle which intends to enable investors to own fractional ownership of a specific real estate property. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

Ark7 is the company's Managing Member. As the company's Managing Member, it will manage the company's day-to-day operations. Ark7 is also the Managing Member of each Series and the Asset Manager of each Series and will manage each property that a Series acquires.

Emerging Growth Company

If the company becomes subject to the ongoing reporting requirements of the Exchange Act, we will qualify as an "emerging growth company" under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

  have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
  submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1.07 billion in non-convertible debt during the preceding three year period.

Operating Results - Year Ended December 31, 2023 and 2022

Revenues are generated at the series level. For the period ended December 31, 2023 and 2022, the Series aggregated together generated $239,273 and $63,106 in revenues, respectively.

These revenues were generated by rental income across each Series as set out below:

Series	Gross Rental Income as of December 31, 2023	Gross Rental Income as of December 31, 2022
#0XYT6	$ 39,967	$ 16,870
#DIVTU	$ 0	$ 0
#FTWDS	$ 18,618	$ 5,275
#JTDXY	$ 39,600	$ 9,900
#NHMOP	$ 1,021	$ 0
#ORHOF	$ 0	$ 0
#P7FJ5	$ 18,600	$ 4,636
#QGXF0	$ 15,129	$ 0
#RPFUV	$ 0	$ 0
#SOV9W	$ 6,788	$ 0
#WGI3Z	$ 20,155	$ 10,845
#WRA7O	$ 39,794	$ 3,300
#ZIE3T	$ 39,600	$ 11,660

Over this same period, each series incurred expenses from operations of the series, as well as professional expenses related to undertaking the Series offering. Expenses from operations of the properties, such as utilities, repairs and maintenance, insurance, and property tax amounted to:

Series	Expenses Relating to Operating of the Property as of December 31, 2023	Expenses Relating to Operating of the Property as of December 31, 2022
#0XYT6	$ 10,919	$ 4,238
#DIVTU	$ 0	$ 0
#FTWDS	$ 5,051	$ 1,690
#JTDXY	$ 12,633	$ 2,258
#NHMOP	$ 1,424	$ 0
#ORHOF	$ 1,187	$ 0
#P7FJ5	$ 5,161	$ 1,396
#QGXF0	$ 5,060	$ 0
#RPFUV	$ 2,456	$ 0
#SOV9W	$ 2,854	$ 0
#WGI3Z	$ 3,142	$ 2,779
#WRA7O	$ 14,047	$ 3,395
#ZIE3T	$ 12,775	$ (1,900)

When including all expenses, such as legal and professional fees, general and administrative expenses, depreciation, and interest expense to Ark7, against revenues during this period, resulted in net income of the following:

Series	Net Income (Loss) as of December 31, 2023	Net Income (Loss) as of December 31, 2022
#0XYT6	$ (30,929)	$ (13,485)
#DIVTU	$ (2,120)	$ 0
#FTWDS	$ (29,310)	$ (6,624)
#JTDXY	$ (46,371)	$ (12,839)
#NHMOP	$ (7,043)	$ 0
#ORHOF	$ (5,018)	$ 0
#P7FJ5	$ (36,522)	$ (6,985)
#QGXF0	$ (9,428)	$ 0
#RPFUV	$ (33,241)	$ 0
#SOV9W	$ (32,542)	$ 0
#WGI3Z	$ (2,922)	$ (43,377)
#WRA7O	$ (62,501)	$ (17,233)
#ZIE3T	$ (39,664)	$ (6,564)

Liquidity and Capital Resources

Each Series has allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses. As of December 31, 2023, the balance of the property management reserve by Series was:

Series	Cash and Property Management Reserve as of December 31, 2023
#0XYT6	$ 814
#DIVTU	$ 0
#FTWDS	$ 0
#JTDXY	$ (362)
#NHMOP	$ 0
#ORHOF	$ 0
#P7FJ5	$ 0
#QGXF0	$ 0
#RPFUV	$ 0
#SOV9W	$ 0
#WGI3Z	$ 200
#WRA7O	$ 0
#ZIE3T	$ 652

An additional $0 of cash is held by Ark7 Properties Plus LLC that is not assigned to a specific series.

Down Payment Loan Payables

The Parent Company provide initial funding required for property acquisitions and structured this as a down payment loan to APPL and its series. Borrowers are authorized to use the Parent Company's bank checking account for property acquisition purpose.

Series #0XYT6

On July 1, 2022, the APPL - Series #0XYT6 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #0XYT6 borrowed $378,478 at 9% interest with a maturity of June 30, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $258,478, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $4,841 and $17,032, respectively. Ark7 Properties Plus LLC - Series #0XYT6.

Series #DIVTU

On December 1, 2023, the APPL - Series #DIVTU executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #DIVTU borrowed $222,660 at 10% interest with a maturity of November 30, 2024. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $222,660 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $1,891 and $0, respectively. Ark7 Properties Plus LLC - Series #DIVTU.

Series #FTWDS

On September 1, 2022, the APPL - Series #FTWDS executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #FTWDS borrowed $228,015 at 9% interest with a maturity of August 31, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $178,015, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $4,920 and $6,840, respectively. Ark7 Properties Plus LLC - Series #FTWDS.

Series #JTDXY

On August 1, 2022, the APPL - Series #JTDXY executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #JTDXY borrowed $356,203 at 9% interest with a maturity of July 31, 2024. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $291,203, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $14,663 and $13,358, respectively. Ark7 Properties Plus LLC - Series #JTDXY.

Series #NHMOP

On October 1, 2023, the APPL - Series #NHMOP executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #NHMOP borrowed $165,100 at 10% interest with a maturity of September 30, 2024. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $66,000 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $2,958 and $0, respectively. Ark7 Properties Plus LLC - Series #NHMOP.

Series #ORHOF

On November 1, 2023, the APPL - Series #ORHOF executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #ORHOF borrowed $175,587 at 10% interest with a maturity of October 31, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $175,587 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $2,934 and $0, respectively. Ark7 Properties Plus LLC - Series #ORHOF.

Series #P7FJ5

On September 1, 2022, the APPL - Series #P7FJ5 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #P7FJ5 borrowed $227,985 at 9% interest with a maturity of August 31, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $222,985, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $11,587 and $6,840, respectively. Ark7 Properties Plus LLC - Series #P7FJ5.

Series #QGXF0

On August 1, 2023, the APPL - Series #QGXF0 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #QGXF0 borrowed $344,051 at 10% interest with a maturity of July 31, 2024. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $11,835 and $0, respectively. Ark7 Properties Plus LLC - Series #QGXF0.

Series #RPFUV

On October 18, 2023, the APPL - Series #RPFUV executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #RPFUV borrowed $250,963 at 10% interest with a maturity of October 17, 2024. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $2,956 and $0, respectively. Ark7 Properties Plus LLC - Series #RPFUV.

Series #SOV9W

On August 1, 2023, the APPL - Series #SOV9W executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #SOV9W borrowed $212,919 at 10% interest with a maturity of July 31, 2024. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $8,944 and $0, respectively. Ark7 Properties Plus LLC - Series #SOV9W.

Series #WGI3Z

On April 5, 2022, the APPL - Series #WGI3Z executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #WGI3Z borrowed $299,120 at 9% interest with a maturity of April 4, 2023. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $0 and $12,697, respectively. Ark7 Properties Plus LLC - Series #WGI3Z.

Series #WRA7O

On October 1, 2022, the APPL - Series #WRA7O executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #WRA7O borrowed $542,610 at 9% interest with a maturity of September 30, 2023. The loan was paid off in 2022, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $522,610, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $15,647 and $12,209, respectively. Ark7 Properties Plus LLC - Series #WRA7O.

Series #ZIE3T

On August 1, 2022, the APPL - Series #ZIE3T executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #ZIE3T borrowed $360,205 at 9% interest with a maturity of July 31, 2024. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $260,205, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $8,700 and $13,508, respectively. Ark7 Properties Plus LLC - Series #ZIE3T.

Trend Information

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the series properties, our ability to acquire and manage single family rentals and the success of our current and future offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

  Recent increases in interest rates may have a negative effect on the demand for our offerings due to the attractiveness of alternative investments.
  The continuing increase in prices in the United States housing market may result in difficulties in sourcing properties and meeting demand for our offerings.
  Continued increases in remote work arrangements may lead to greater rental activity in our target markets.

ITEM 3. DIRECTORS AND OFFICERS

In accordance with the Operating Agreement and the Series Designation, Ark7 Inc. serves as the initial member, the Managing Member of Ark7 Properties Plus LLC, and the Asset Manager for each Series.

Issuer	Managing Member	Asset Manager
Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #ZIE3T	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #RPFUV	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #DIVTU	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #OJXLW	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #ZAUH4	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #EYPIR	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #5VCTK	Ark7 Inc.	Ark7 Inc.

Ark7 Inc. is operated by the following executives and directors all work for the company on a full-time basis.

Name (Board of Directors & Executive Officers)	Position	Age	Term of Office (If indefinite, give date appointed)	Full Time/Part Time
Yizhen Zhao	CEO	35	October 2018 - Present	Full Time
Yujian Weng	CTO	37	December 2020 - Present	Full Time
Ling Yang	CCO	31	December 2020 - Present	Full Time

Yizhen Zhao, CEO and Co-Founder

Yizhen Zhao is currently the co-founder and Chief Executive Officer of Ark7. He has served in this position since October 2018. Prior to that, he worked as Software Engineers/Architecture Leads at Uber from 2017 to 2019, LinkedIn from 2014 to 2017, Twitter from 2013 to 2014, and Google from 2010 to 2013. He studied Computer Science at Shanghai Jiaotong University from 2006 to 2010 and received multiple Champion rewards for participating in international computer programming contests.

Yujian Weng, CTO and Co-Founder

Yujian Weng is currently the co-founder and Chief Technology Officer of Ark7. He has served in this position since December 2020. Prior to that, he was Senior Director, Connected Vehicle Services at NIO from 2016 to 2019. In this position, he was responsible for lead design and development of NIO Connected Car Platform. Previously, he led an ads & content personalization team at Cheetah Mobile from 2015 to 2016, he was a software engineer at Yahoo! from 2010 to 2015.

Ling Yang, CCO and Co-Founder

Ling Yang is currently the co-founder and Chief Compliance Officer of Ark7. She has served in this position since December 2020. Prior to that, she was the senior attorney at King & Wood Mallesons LLP from 2017 to 2021. Ms. Yang has extensive experience representing Asian, US, and multinational investors and companies in their cross-border business activities. Previously, Ms. Yang worked at a well-known Los Angeles law firm and also served as a legal consultant in a listed company in China. Ms. Yang graduated from Indiana University Maurer School of Law.

For the year ended December 31, 2023, the company did not compensate any director or executive officer for their services to Ark7 Properties Plus LLC. We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by our company.

Our Managing Member and Asset Manager will be compensated as follows:

Asset Management Fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members. For the year ended December 31, 2023 each Series paid the following Asset Manager Fees to the Asset Manager:

SERIES	ASSET MANAGEMENT FEES PAID FOR THE YEAR ENDED DECEMBER 31, 2023
Series #WGI3Z	$ -
Series #0XYT6	$ -
Series #ZIE3T	$ -
Series #JTDXY	$ -
Series #FTWDS	$ -
Series #P7FJ5	$ -
Series #WRA7O	$ -
Series #SOV9W	$ -
Series #QGXF0	$ -
Series #RPFUV	$ -
Series #NHMOP	$ -
Series #ORHOF	N/A
Series #DIVTU	N/A

Sourcing Fee

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% (of the maximum offering amount) Sourcing Fee. For the year ended December 31, 2023 each Series paid the following Sourcing Fees to the Asset Manager:

SERIES	SOURCING FEES PAID FOR THE YEAR ENDED DECEMBER 31, 2023
Series #WGI3Z	$ -
Series #0XYT6	$ 14,250
Series #ZIE3T	$ 13,650
Series #JTDXY	$ 13,500
Series #FTWDS	$ 7,950
Series #P7FJ5	$ 7,950
Series #WRA7O	$ 18,450
Series #SOV9W	$ 7,800
Series #QGXF0	$ -
Series #RPFUV	$ 8,700
Series #NHMOP	$ -
Series #ORHOF	N/A
Series #DIVTU	N/A

Liquidation Fee

Subject to Section 7.3 and ARTICLE XI and any Interest Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed 100% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates).

Free Cash Flow

Distributions will be paid out of Free Cash Flow. Free Cash Flow means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, including interest payments on debt obligations, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with Section 6.4 of the Operating Agreement.

To the extent there is "Free Cash Flow" for any Series and as described in the Series Designation for such Series, our Managing Member intends to declare and pay distributions as follows:

  85% by way of distribution to the members of such Series (pro rata to their Series Interests and which, for the avoidance of doubt, may include the Managing Member or its affiliates), and;
  15% to the Asset Manager in payment of the management fee, except to the extent waived by the Asset Manager, in its sole discretion.

Our Managing Member has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each Series of shares except as otherwise limited by law or the Operating Agreement.

Intercompany Loan(s)

Intercompany Loans that allow for prepayment: In addition to the above compensation to the Managing Member and Asset Manager (which are both Ark7 at of the date of this report), under the terms of the intercompany loan, a Series will be required to pay interest to Ark7 of at least 3.0% of the loan amount, and potentially up to 9.0%, depending on how much is prepaid.

Intercompany loans that do not allow for prepayment: In addition to the above compensation to the Managing Member and Asset Manager (which are both Ark7 at of the date of this report), under the terms of the intercompany loan, a Series will be required to pay interest to Ark7 of up to 10.0%, Prepayment of the loans is not permitted.

ITEM 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays, on a post Conversion basis, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of the company's capital stock, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 10% of any class of the company's capital stock on a post-conversion basis.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class (1)	Percent of voting power
Membership Interest	Ark7 Inc., 1 Ferry Building, Ste 201 San Francisco, CA 94111	100% of Membership Interests of Ark7 Properties Plus LLC	n/a	100%	100%

The column "Percent of Class" includes a calculation of the amount the person owns now, plus the amount that person is entitled to acquire. That amount is then shown as a percentage of the outstanding amount of securities in that class if no other people exercised their rights to acquire those securities. The result is a calculation of the maximum amount that person could ever own based on their current and acquirable ownership, which is why the amounts in this column will not add up to 100%.

As of April 29, 2024, Series #WGI3Z had 11,350 Series Interests issued and outstanding and 11,350 Series Interests have been authorized.

As of April 29, 2024, Series #0XYT6 had 23,750 Series Interests issued and outstanding and 23,750 Series Interests have been authorized.

As of April 29, 2024, Series #ZIE3T had 22,750 Series Interests issued and outstanding and 22,750 Series Interests have been authorized.

As of April 29, 2024, Series #JTDXY had 22,500 Series Interests issued and outstanding and 22,500 Series Interests have been authorized.

As of April 29, 2024, Series #FTWDS had 13,250 Series Interests issued and outstanding and 14,750 Series Interests have been authorized.

As of April 29, 2024, Series #P7FJ5 had 13,250 Series Interests issued and outstanding and 13,250 Series Interests have been authorized.

As of April 29, 2024, Series #WRA7O had 30,750 Series Interests issued and outstanding and 30,750 Series Interests have been authorized.

As of April 29, 2024, Series #SOV9W had 2,600 Series Interests issued and outstanding and 2,600 Series Interests have been authorized.

As of April 29, 2024, Series #QGXF0 had 4,100 Series Interests issued and outstanding and 4,100 Series Interests have been authorized.

As of April 29, 2024, Series #RPFUV had 2,900 Series Interests issued and outstanding and 2,900 Series Interests have been authorized.

As of April 29, 2024, Series #NHMOP had 2,080 Series Interests issued and outstanding and 2,160 Series Interests have been authorized.

As of April 29, 2024, Series #ORHOF had 10 Series Interests issued and outstanding and 2,500 Series Interests have been authorized.

As of April 29, 2024, Series #DIVTU had 10 Series Interests issued and outstanding and 3,050 Series Interests have been authorized.

Yizhen Zhao is currently the majority owner of Ark7 Inc..

ITEM 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The company is subject to various conflicts of interest arising out of its relationship with Ark7, the company's Managing Member, Asset Manager and its affiliates. These conflicts are discussed below.

Ark7 Inc. is both the Asset Manager and the Managing Member

Ark7 Inc. is both the Asset Manager and the Managing Member. The Managing Member has appointed the Asset Manager. On balance, Ark7 Inc. controls all of the decisions related to each Series:

  Care of the Underlying Asset.
  Custody of the Underlying Asset.
  Maintenance of the Underlying Asset.
  Management of the Underlying Asset.
  Ability and to take any action that it deems necessary or desirable.
  The authority to sell of the Underlying Asset.
  Whether to encumber of the Underlying Asset.
  Whether to convey the Underlying Asset.
  Whether the Sourcing Fee (3.0%) will be paid to the Asset Manager, i.e. itself.
  Determination of the Asset Management Fee.

None of the responsibilities and determinations listed above will be made at arm's length and all of these decisions may unjustly financially reward Ark7 to the detriment of each Series and the investors. These conflicts may inhibit or interfere with the sound and profitable operation of the company. See "Risk Factors - Ark7 Inc. is both the Asset Manager and the Managing Member.

Intercompany Loan Agreement between Ark7 Inc. and Series #WGI3Z

On April 5, 2022, Series #WGI3Z (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $299,120 to the Borrower.
  Borrower promises to repay $299,120 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on April 5, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off on April 15, 2022.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #WGI3Z

On April 15, 2022, Series #WGI3Z and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #WGI3Z Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #0XYT6

On July 1, 2022, Series #0XYT6 (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $378,478 to the Borrower.
  Borrower promises to repay $378,478 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on July 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off on March 31, 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #0XYT6

On July 1, 2022, Series #0XYT6 and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #0XYT6 Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #ZIE3T

On August 1, 2022, Series #ZIE3T (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $360,205 to the Borrower.
  Borrower promises to repay $360,205 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on August 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off on July 31, 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #ZIE3T

On August 1, 2022, Series #ZIE3T and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #ZIE3T Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #JTDXY

On August 1, 2022, Series #JTDXY (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $356,203 to the Borrower.
  Borrower promises to repay $356,203 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on August 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off on September 30, 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #JTDXY

On August 1, 2022, Series #JTDXY and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #JTDXY Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #FTWDS

On September 1, 2022, Series #FTWDS (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $228,015 to the Borrower.
  Borrower promises to repay $228,015 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on September 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off on June 30, 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #FTWDS

On September 10, 2022, Series #FTWDS and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #FTWDS Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #P7FJ5

On September 1, 2022, Series #P7FJ5 (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $227,985 to the Borrower.
  Borrower promises to repay $227,985 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on September 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off on September 30, 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #P7FJ5

On September 10, 2022, Series #P7FJ5 and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #P7FJ5 Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #WRA7O

On October 1, 2022, Series #WRA7O (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $542,610 to the Borrower.
  Borrower promises to repay $542,610 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on October 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off on June 30, 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #WRA7O

On October 1, 2022, Series #WRA7O and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #WRA7O Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #SOV9W

On August 1, 2023, Series #SOV9W (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $212,919 to the Borrower.
  Borrower promises to repay $212,919 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on August 1, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off on December 31, 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #SOV9W

On August 1, 2023, Series #SOV9W and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #SOV9W Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #QGXF0

On August 1, 2023, Series #QGXF0 (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $344,051 to the Borrower.
  Borrower promises to repay $344,051 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on August 1, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off on December 31, 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #QGXF0

On August 1, 2023, Series #QGXF0 and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #QGXF0 Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #RPFUV

On October 18, 2023, Series #RPFUV (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $250,963 to the Borrower.
  Borrower promises to repay $250,963 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on October 18, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off on December 31, 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #RPFUV

On October 1, 2023, Series #RPFUV and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #RPFUV Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #NHMOP

On October 1, 2023, Series #NHMOP (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $165,100 to the Borrower.
  Borrower promises to repay $165,100 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on October 1, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on September 30, 2024.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #NHMOP

On October 1, 2023, Series #NHMOP and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #NHMOP Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #ORHOF

On November 1, 2023, Series #ORHOF (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $175,587 to the Borrower.
  Borrower promises to repay $175,587 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on November 1, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on October 31, 2024.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #ORHOF

On November 1, 2023, Series #ORHOF and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #ORHOF Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #DIVTU

On December 1, 2023, Series #DIVTU (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $222,660 to the Borrower.
  Borrower promises to repay $222,660 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on December 1, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on November 30, 2024.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #DIVTU

On December 1, 2023, Series #DIVTU and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #DIVTU Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

For the year ended December 31, 2022 and 2023 each Series paid the following Asset Management Fees to the Asset Manager:

SERIES	ASSET MANAGEMENT FEES PAID FOR THE YEAR ENDED DECEMBER 31, 2022	ASSET MANAGEMENT FEES PAID FOR THE YEAR ENDED DECEMBER 31, 2023
Series #WGI3Z	$ 0	$ 0
Series #0XYT6	$ 0	$ 0
Series #ZIE3T	$ 0	$ 0
Series #JTDXY	$ 0	$ 0
Series #FTWDS	$ 0	$ 0
Series #P7FJ5	$ 0	$ 0
Series #WRA7O	$ 0	$ 0
Series #SOV9W	$ 0	$ 0
Series #QGXF0	$ 0	$ 0
Series #RPFUV	$ 0	$ 0
Series #NHMOP	$ 0	$ 0
Series #ORHOF	N/A	N/A
Series #DIVTU	N/A	N/A

Series Designation: Sourcing Fee paid to the Asset Manager, Ark7

The Asset Manager, as consideration for assisting in the sourcing of the Series #WGI3Z Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #0XYT6 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #ZIE3T Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #JTDXY Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #FTWDS Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #P7FJ5 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #WRA7O Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #SOV9W Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #QGXF0 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #RPFUV Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #NHMOP Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #ORHOF Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #DIVTU Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

For the year ended December 31, 2022 and 2023 each Series paid the following Sourcing Fees to the Asset Manager:

SERIES	SOURCING FEES PAID FOR THE YEAR ENDED DECEMBER 31, 2022	SOURCING FEES PAID FOR THE YEAR ENDED DECEMBER 31, 2023
Series #WGI3Z	$ 10,896	$ -
Series #0XYT6	$ -	$ 14,250
Series #ZIE3T	$ -	$ 13,650
Series #JTDXY	$ -	$ 13,500
Series #FTWDS	$ -	$ 7,950
Series #P7FJ5	$ -	$ 7,950
Series #WRA7O	$ -	$ 18,450
Series #SOV9W	$ -	$ 7,800
Series #QGXF0	$ -	$ -
Series #RPFUV	$ -	$ 8,700
Series #NHMOP	$ -	$ -
Series #ORHOF	N/A	N/A
Series #DIVTU	N/A	N/A

Affiliates' Interests in Other Ark7 Entities

General

The officers and directors of Ark7 are also key professionals of Ark7 Properties Plus LLC. These persons have legal obligations with respect to those entities that are similar to their obligations to the company. In addition, in the future, these persons and other affiliates of Ark7 may organize other real estate-related entities.

Allocation of Acquisition Opportunities

From time to time, Ark7 may create new entities that will acquire real estate assets and make offers of securities to accredited investors, foreign investors, and under Regulation D or Regulation A. Ark7 will, in its sole discretion, determine which entity will be responsible for acquiring a specific asset.

Allocation of the Company's Affiliates' Time

The company relies on Ark7's real estate professionals who act on behalf of its company, including Mr. Zhao, for the day-to-day operation of the business. Mr. Zhao is also the Chief Executive Officer of Ark7. As a result of his interests in other Ark7 entities, his obligations to other investors and the fact that he engages in and will continue to engage in other business activities on behalf of himself and others, Mr. Zhao will face conflicts of interest in allocating his time among the company, Ark7, other related entities and other business activities in which he is involved. However, the company believes that Ark7 and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Ark7 entities for which they work.

ITEM 6. OTHER INFORMATION

None.

ITEM 7. FINANCIAL STATEMENTS

ARK7 PROPERTIES PLUS LLC

AUDITED CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the year ended December 31, 2023 and December 31, 2022

Independent Auditor's Report

Yizhen Zhao

Ark7 Properties Plus LLC

San Francisco, CA, United States of America

Report on the Audit of the Financial Statements

Opinion

We have audited the consolidated and consolidating financial statements of Ark7 Properties Plus LLC (the "APPL") and its Series, which comprise the balance sheets as of December 31, 2022 and 2023, and the related statements of income, members' equity, and cash flows for the periods from March 17, 2022 (inception date) to December 31, 2022, and for the year ended December 31, 2023, together with the related notes (collectively referred to as the consolidated and consolidating financial statements).

In our opinion, the accompanying consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the APPL as of December 31, 2022 and 2023, the results of its operations, and its cash flows for the period from March 17, 2022, to December 31, 2022, and for the year ended December 31, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the APPL and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the Consolidated and consolidating financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated and consolidating financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated and consolidating financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the APPL's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated and consolidating financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated and consolidating financial statements.

In performing an audit in accordance with GAAS, we:

  Exercise professional judgment and maintain professional skepticism throughout the audit.
  Exercise professional judgment and maintain professional skepticism throughout the audit.
  Identify and assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the APPL's internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated and consolidating financial statements.
  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the APPL's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the APPL will continue as a going concern. As discussed in Note 1 to the financial statements, the APPL has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the APPL's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

____________________

Flex-Tax, Inc.

San Francisco, CA

March 18, 2024

Ark7 Properties Plus LLC

Consolidated Balance Sheet

As of December 31, 2023 and 2022

Description	Note	December 31, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	2	$ 24,261	$ 96,124
Receivables		5,167	-
Related party receivables	3	562,367	1,344
Prepaid expenses		20,416	16,532
Total Current Assets		612,211	114,000
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost		3,513,143	2,322,937
Property, plant, and equipment - Accumulated Depreciation		(114,888)	(29,076)
Total Property, plant, and equipment	1	3,398,255	2,293,861
Total Noncurrent Assets		3,398,255	2,293,861
Total Assets		4,010,466	2,407,861

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities		107,423	9,424
Related party payable		2	28,493
Related party debt, current	3	464,247	1,733,496
Other liabilities, current		21,807	11,350
Total Current Liabilities		593,478	1,782,763
Total Liabilities		593,478	1,782,763

Member's Equity
Equity Capital
Members' Equity		3,878,867	732,234
Retained Earnings (Accumulated Deficit)		(461,879)	(107,135)
Total Equity Capital		3,416,987	625,098
Total Member's Equity		3,416,987	625,098
Total Liabilities & Members' Equity		$ 4,010,466	$ 2,407,861

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated Statement of Income

For the year ended December 31, 2023 and 2022

Description	Note	December 31, 2023	December 31, 2022
Net Income (Loss)
Gross Profit (Loss)
Rental Income		$ 239,016	$ 62,738
Other rental fees		257	368
Total Gross Profit (Loss)	1	239,273	63,106
Operating Expenses
General and administrative expenses		369,772	54,026
Depreciation and amortization expenses		85,812	29,076
Property tax and state fee		44,557	4,657
Total Operating Expenses		500,141	87,759
Operating Income (Loss)		(260,868)	(24,653)
Other Income (Loss)
Interest expense	3	-	-
Interest expense, related party	4	(91,876)	(82,482)
Other income (expense)		(2,000)	-
Total Other Income (Loss)		(93,876)	(82,482)
Total Net Income (Loss)		$ (354,744)	$ (107,135)

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated Statement of Members' Equity

For the year ended December 31, 2023 and 2022

Description	December 31, 2023	December 31, 2022
Balance at the beginning of the period	$ 625,098	$ -
Equity Contribution	3,301,401	762,080
Net Income (Loss)	(354,744)	(107,135)
Distribution	(154,768)	(29,846)
Balance at the end of the period	$ 3,416,987	$ 625,098

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated Statement of Cash Flows

For the year ended December 31, 2023 and 2022

Description	December 31, 2023	December 31, 2022
Cash Flows From Operating Activities
Net Income (Loss)	$ (354,744)	$ (107,135)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	85,812	29,076
Amortization of debt issuance costs	-	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	85,812	29,076
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	(5,167)	-
Related party receivables	(562,367)	(0)
Prepaid expenses	(3,883)	(16,532)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	102,071	5,352
Related party payable	(19,229)	19,230
Other liabilities	10,457	11,350
Net Cash Provided by (Used in) Operating Activities	(747,050)	(58,660)
Cash Flows from Investing Activities
Purchase of property, plant, and equipment	(1,190,206)	(2,322,937)
Net Cash Provided by (Used in) Investing Activities	(1,190,206)	(2,322,937)
Cash Flows from Financing Activities
Proceeds from issuance of related party debt	1,422,181	1,733,496
Repayment of related party debt	(2,691,429)	-
Proceeds from private offerings	3,301,401	762,080
Distributions to partners	(154,768)	(29,846)
Net Cash Provided by (Used in) Financing Activities	1,877,384	2,465,730
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(59,872)	84,133
Cash, Cash Equivalents, and Restricted Cash at the beginning of the period	84,133	-
Cash, Cash Equivalents, and Restricted Cash at the end of the period	24,261	84,133

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 91,876	$ 82,482

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Balance Sheet

As of December 31, 2023 and 2022

Ark7 Properties Plus LLC

Consolidated and consolidating Balance Sheet

As of December 31, 2023

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #DIVTU	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #RPFUV
Assets
Current Assets
Cash and cash equivalents	$ 22,957	$ 814	$ -	$ -	$ (362)	$ -	$ -	$ -	$ -	$ -
Receivables	5,167	-	-	-	-	-	-	-	-	-
Related party receivables	562,367	48,147	220,540	(3,374)	34,632	100,652	(39,633)	(5,216)	68,331	3,592
Prepaid expenses	-	684	-	4,100	25	5	766	3,961	3,720	1,185
Total Current Assets	590,491	49,645	220,540	726	34,295	100,657	(38,867)	(1,256)	72,051	4,777
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	100	364,461	-	223,490	347,368	172,535	210,104	223,460	326,767	253,643
Property, plant, and equipment - Accumulated Depreciation	-	(17,696)	-	(9,164)	(15,539)	(936)	(667)	(9,162)	(4,192)	(1,460)
Total Property, plant, and equipment	100	346,765	-	214,327	331,829	171,600	209,437	214,298	322,575	252,183
Related party loans and note receivable, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Assets	100	346,765	-	214,327	331,829	171,600	209,437	214,298	322,575	252,183
Total Assets	590,591	396,409	220,540	215,052	366,125	272,257	170,569	213,042	394,626	256,959

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	107,423	-	-	-	-	-	-	-	-	-
Related party payable	500,330	-	-	-	-	-	-	-	-	-
Related party debt, current	(0)	-	222,660	-	-	66,000	175,587	-	-	-
Other liabilities, current	-	1,800	-	1,450	1,800	-	-	4,550	693	-
Total Current Liabilities	607,753	1,800	222,660	1,450	1,800	66,000	175,587	4,550	693	-
Noncurrent Liabilities
Mortgage payable
Related party debt, noncurrent
Total Noncurrent Liabilities
Total Liabilities	607,753	1,800	222,660	1,450	1,800	66,000	175,587	4,550	693	-

Member's Equity
Equity Capital
Members' Equity	-	439,023	-	249,536	423,535	213,300	-	251,999	403,361	290,200
Retained Earnings (Accumulated Deficit)	(17,162)	(44,414)	(2,120)	(35,934)	(59,210)	(7,043)	(5,018)	(43,507)	(9,428)	(33,241)
Total Equity Capital	(17,162)	394,609	(2,120)	213,602	364,325	206,257	(5,018)	208,492	393,933	256,959
Total Member's Equity	(17,162)	394,609	(2,120)	213,602	364,325	206,257	(5,018)	208,492	393,933	256,959
Total Liabilities & Members' Equity	$ 590,591	$ 396,409	$ 220,540	$ 215,052	$ 366,125	$ 272,257	$ 170,569	$ 213,042	$ 394,626	$ 256,959

Description	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Assets
Current Assets
Cash and cash equivalents	$ -	$ 200	$ -	$ 652	$ -	$ 24,261
Receivables	-	-	-	-	-	5,167
Related party receivables	12,015	26,415	(2,295)	36,525	(500,329)	562,367
Prepaid expenses	355	1,656	2,466	1,493	-	20,416
Total Current Assets	12,369	28,271	171	38,670	(500,329)	612,211
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	212,918	287,530	531,255	359,511	-	3,513,143
Property, plant, and equipment - Accumulated Depreciation	(2,496)	(17,829)	(20,724)	(15,022)	-	(114,888)
Total Property, plant, and equipment	210,422	269,701	510,531	344,488	-	3,398,255
Related party loans and note receivable, noncurrent	-	-	-	-	-	-
Total Noncurrent Assets	210,422	269,701	510,531	344,488	-	3,398,255
Total Assets	222,791	297,972	510,702	383,158	(500,329)	4,010,466

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	-	-	-	107,423
Related party payable	-	-	-	-	(500,329)	2
Related party debt, current	-	-	-	-	-	464,247
Other liabilities, current	1,139	1,675	6,900	1,800	-	21,807
Total Current Liabilities	1,139	1,675	6,900	1,800	(500,329)	593,478
Noncurrent Liabilities
Mortgage payable
Related party debt, noncurrent
Total Noncurrent Liabilities
Total Liabilities	1,139	1,675	6,900	1,800	(500,329)	593,478

Member's Equity
Equity Capital
Members' Equity	254,194	342,595	583,537	427,586	-	3,878,867
Retained Earnings (Accumulated Deficit)	(32,542)	(46,299)	(79,735)	(46,227)	-	(461,879)
Total Equity Capital	221,652	296,297	503,802	381,358	-	3,416,987
Total Member's Equity	221,652	296,297	503,802	381,358	-	3,416,987
Total Liabilities & Members' Equity	$ 222,791	$ 297,972	$ 510,702	$ 383,158	$ (500,329)	$ 4,010,466

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Balance Sheet

As of December 31, 2022

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O
Assets
Current Assets
Cash and cash equivalents	$ 37,888	$ 3,282	$ 3,619	$ 2,947	$ -	$ 3,928	$ -	$ -	$ 40,132	$ 1,571
Receivables	-	-	-	-	-	-	-	-	-	-
Related party loans and notes receivable, current
Prepaid expenses	-	3,738	743	6,222	-	794	-	(1,719)	928	1,488
Total Current Assets	37,888	7,021	3,834	10,188	-	4,689	-	(0)	41,061	2,803
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	-	364,461	223,490	347,368	-	223,460	-	-	286,740	531,255
Property, plant, and equipment - Accumulated Depreciation	-	(5,716)	(1,986)	(4,297)	-	(1,986)	-	-	(7,384)	(3,802)
Total Property, plant, and equipment	-	358,745	221,504	343,071	-	221,474	-	-	279,356	527,453
Related party loans and note receivable, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Assets	-	358,745	221,504	343,071	-	221,474	-	-	279,356	527,453
Total Assets	37,888	365,765	225,338	353,259	-	226,163	-	(0)	320,417	530,257

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	9,424	-	-	-	-	-	-	-	-	-
Related Party Payable
Related party debt, current	-	258,478	178,015	291,203	-	222,985	-	-	-	522,610
Other liabilities, current	-	-	1,450	-	-	3,000	-	-	-	6,900
Total Current Liabilities	37,917	258,478	179,465	291,203	-	225,985	-	-	-	529,510
Noncurrent Liabilities
Related party payable	28,493	-	-	-	-	-	-	-	-	-
Related party debt, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Liabilities	-	-	-	-	-	-	-	-	-	-
Total Liabilities	37,917	258,478	179,465	291,203	-	225,985	-	-	-	529,510

Member's Equity
Equity Capital
Members' Equity	-	120,773	52,497	74,895	-	7,163	-	-	363,794	17,980
Retained Earnings (Accumulated Deficit)	(29)	(13,485)	(6,624)	(12,839)	-	(6,985)	-	(0)	(43,377)	(17,233)
Total Equity Capital	(29)	107,287	45,873	62,056	-	178	-	(0)	320,417	747
Total Member's Equity	(29)	107,287	45,873	62,056	-	178	-	(0)	320,417	747
Total Liabilities & Members' Equity	$ 37,888	$ 365,765	$ 225,338	$ 353,259	$ -	$ 226,163	$ -	$ (0)	$ 320,417	$ 530,257

Description	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Assets
Current Assets
Cash and cash equivalents	$ 2,756	$ -	$ 96,124
Receivables	-	-	-
Related party loans and notes receivable, current
Prepaid expenses	4,337	-	16,532
Total Current Assets	6,516	-	114,000
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	346,162	-	2,322,937
Property, plant, and equipment - Accumulated Depreciation	(3,905)	-	(29,076)
Total Property, plant, and equipment	342,257	-	2,293,861
Related party loans and note receivable, noncurrent	-	-	-
Total Noncurrent Assets	342,257	-	2,293,861
Total Assets	348,774	-	2,407,861

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	9,424
Related Party Payable
Related party debt, current	260,205	-	1,733,496
Other liabilities, current	-	-	11,350
Total Current Liabilities	260,205	-	1,782,763
Noncurrent Liabilities
Related party payable	-	-	28,493
Related party debt, noncurrent	-	-	-
Total Noncurrent Liabilities	-	-	-
Total Liabilities	260,205	-	1,782,763

Member's Equity
Equity Capital
Members' Equity	95,132	-	732,234
Retained Earnings (Accumulated Deficit)	(6,564)	-	(107,135)
Total Equity Capital	88,569	-	625,098
Total Member's Equity	88,569	-	625,098
Total Liabilities & Members' Equity	$ 348,774	$ -	$ 2,407,861

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Income

For the year ended December 31, 2023 and 2022

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Income

For the year ended December 31, 2023

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #DIVTU	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #RPFUV
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ -	$ 39,967	$ -	$ 18,618	$ 39,600	$ 1,021	$ -	$ 18,600	$ 15,129	$ -
Other rental fees	-	-	-	-	-	-	-	-	-	-
Total Gross Profit (Loss)	-	39,967	-	18,618	39,600	1,021	-	18,600	15,129	-
Operating Expenses
General and administrative expenses	15,392	50,844	229	32,535	51,372	3,413	1,141	33,128	4,963	28,291
Depreciation and amortization expenses	-	11,980	-	7,178	11,242	936	667	7,177	4,192	1,460
Property tax and state fee	-	6,450	-	3,295	7,329	430	275	3,230	3,238	534
Total Operating Expenses	15,392	69,274	229	43,008	69,943	4,778	2,083	43,535	12,392	30,285
Operating Income (Loss)	(15,392)	(29,307)	(229)	(24,390)	(30,343)	(3,757)	(2,083)	(24,935)	2,737	(30,285)
Other Income (Loss)
Interest income, related party	-	-	-	-	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-	-	-	-	-
Interest expense, related party	-	(4,841)	(1,891)	(4,920)	(14,663)	(2,958)	(2,934)	(11,587)	(11,835)	(2,956)
Other income (expense)	(1,741)	3,219	-	-	(1,365)	(329)	-	-	(329)	-
Total Other Income (Loss)	(1,741)	(1,622)	(1,891)	(4,920)	(16,028)	(3,287)	(2,934)	(11,587)	(12,164)	(2,956)
Total Net Income (Loss)	$ (17,133)	$ (30,929)	$ (2,120)	$ (29,310)	$ (46,371)	$ (7,043)	$ (5,018)	$ (36,522)	$ (9,428)	$ (33,241)

Description	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 6,788	$ 20,010	$ 39,683	$ 39,600	$ -	$ 239,016
Other rental fees	-	145	112	-	-	257
Total Gross Profit (Loss)	6,788	20,155	39,794	39,600	-	239,273
Operating Expenses
General and administrative expenses	26,214	11,101	59,600	51,549	-	369,772
Depreciation and amortization expenses	2,496	10,445	16,922	11,117	-	85,812
Property tax and state fee	1,486	1,531	10,126	6,633	-	44,557
Total Operating Expenses	30,196	23,077	86,649	69,299	-	500,141
Operating Income (Loss)	(23,408)	(2,922)	(46,854)	(29,699)	-	(260,868)
Other Income (Loss)
Interest income, related party	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Interest expense, related party	(8,944)	-	(15,647)	(8,700)	-	(91,876)
Other income (expense)	(190)	-	-	(1,265)	-	(2,000)
Total Other Income (Loss)	(9,134)	-	(15,647)	(9,965)	-	(93,876)
Total Net Income (Loss)	$ (32,542)	$ (2,922)	$ (62,501)	$ (39,664)	$ -	$ (354,744)

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Income

For the year ended December 31, 2022

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 620	$ 16,870	$ 5,120	$ 9,900	$ -	$ 4,636	$ -	$ -	$ 10,632	$ 3,300
Other rental fees	-	-	155	-	-	-	-	-	213	-
Total Gross Profit (Loss)	620	16,870	5,275	9,900	-	4,636	-	-	10,845	3,300
Operating Expenses
General and administrative expenses	649	5,034	1,784	4,742	-	1,829	-	-	33,386	1,944
Depreciation and amortization expenses	-	5,716	1,986	4,297	-	1,986	-	-	7,384	3,802
Property tax and state fee	-	2,574	1,289	342	-	966	-	0	754	2,578
Total Operating Expenses	649	13,323	5,059	9,381	-	4,781	-	0	41,525	8,325
Operating Income (Loss)	(29)	3,546	216	519	-	(145)	-	(0)	(30,680)	(5,025)
Other Income (Loss)
Interest income, related party	82,482	-	-	-	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-	-	-	-	-
Interest expense, related party	(82,482)	(17,032)	(6,840)	(13,358)	-	(6,840)	-	-	(12,697)	(12,209)
Total Other Income (Loss)	-	(17,032)	(6,840)	(13,358)	-	(6,840)	-	-	(12,697)	(12,209)
Total Net Income (Loss)	$ (29)	$ (13,485)	$ (6,624)	$ (12,839)	$ -	$ (6,985)	$ -	$ (0)	$ (43,377)	$ (17,233)

Description	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 11,660	$ -	$ 62,738
Other rental fees	-	-	368
Total Gross Profit (Loss)	11,660	-	63,106
Operating Expenses
General and administrative expenses	4,657	-	54,026
Depreciation and amortization expenses	3,905	-	29,076
Property tax and state fee	(3,846)	-	4,657
Total Operating Expenses	4,716	-	87,759
Operating Income (Loss)	6,944	-	(24,653)
Other Income (Loss)
Interest income, related party	-	(82,482)	-
Interest expense	-	-	-
Interest expense, related party	(13,508)	82,482	(82,482)
Total Other Income (Loss)	(13,508)	-	(82,482)
Total Net Income (Loss)	$ (6,564)	$ -	$ (107,135)

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Members' Equity

For the year ended December 31, 2023 and 2022

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Members' Equity

For the year ended December 31, 2023

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #DIVTU	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #RPFUV
Balance at January 01, 2023	$ (29)	$ 107,287	$ -	$ 45,873	$ 62,056	$ -	$ -	$ 178	$ -	$ -
Equity Contribution	-	345,912	-	209,300	370,362	213,300	-	256,920	411,400	290,200
Net Income (Loss)	(17,133)	(30,929)	(2,120)	(29,310)	(46,371)	(7,043)	(5,018)	(36,522)	(9,428)	(33,241)
Distribution	-	(27,661)	-	(12,261)	(21,722)	-	-	(12,084)	(8,039)	-
Balance at December 31, 2023	$ (17,162)	$ 394,609	$ (2,120)	$ 213,602	$ 364,325	$ 206,257	$ (5,018)	$ 208,492	$ 393,933	$ 256,959

Description	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Balance at January 01, 2023	$ (0)	$ 320,417	$ 747	$ 88,569	$ -	$ 625,098
Equity Contribution	260,200	(6,776)	597,020	353,563	-	3,301,401
Net Income (Loss)	(32,542)	(2,922)	(62,501)	(39,664)	-	(354,744)
Distribution	(6,006)	(14,422)	(31,463)	(21,110)	-	(154,768)
Balance at December 31, 2023	$ 221,652	$ 296,297	$ 503,802	$ 381,358	$ -	$ 3,416,987

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Members' Equity

For the year ended December 31, 2022

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O
Balance at January 01, 2022	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Equity Contribution	-	129,260	55,780	79,740	-	8,080	-	-	369,920	17,980
Net Income (Loss)	(29)	(13,485)	(6,624)	(12,839)	-	(6,985)	-	(0)	(43,377)	(17,233)
Distribution	-	(8,487)	(3,283)	(4,845)	-	(917)	-	-	(6,126)	-
Balance at December 31, 2022	$ (29)	$ 107,287	$ 45,873	$ 62,056	$ -	$ 178	$ -	$ (0)	$ 320,417	$ 747

Description	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Balance at January 01, 2022	$ -	$ -	$ -
Equity Contribution	101,320	-	762,080
Net Income (Loss)	(6,564)	-	(107,135)
Distribution	(6,188)	-	(29,846)
Balance at December 31, 2022	$ 88,569	$ -	$ 625,098

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Cash Flows

For the year ended December 31, 2023 and 2022

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Cash Flows

For the year ended December 31, 2023

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #DIVTU	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #RPFUV
Cash Flows From Operating Activities
Net Income (Loss)	$ (17,133)	$ (30,929)	$ (2,120)	$ (29,310)	$ (46,371)	$ (7,043)	$ (5,018)	$ (36,522)	$ (9,428)	$ (33,241)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	-	11,980	-	7,178	11,242	936	667	7,177	4,192	1,460
Amortization of debt issuance costs	-	-	-	-	-	-	-	-	-	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	-	11,980	-	7,178	11,242	936	667	7,177	4,192	1,460
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	(5,167)	-	-	-	-	-	-	-	-	-
Related party receivables	(562,367)	(48,146)	(220,540)	2,845	(33,613)	(100,652)	39,633	5,183	(68,331)	(3,592)
Prepaid expenses	-	3,054	-	(3,356)	6,197	(5)	(766)	(3,167)	(3,720)	(1,185)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	102,071	-	-	-	-	-	-	-	-	-
Related party payable	479,756	-	-	-	-	-	-	-	-	-
Other liabilities	-	1,800	-	-	1,800	-	-	1,550	693	-
Net Cash Provided by (Used in) Operating Activities	(2,840)	(62,241)	(222,660)	(22,644)	(60,745)	(106,765)	34,517	(25,779)	(76,594)	(36,557)
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable	-	-	-	-	-	-	-	-	-	-
Related party loans and notes receivable issued	-	-	-	-	-	-	-	-	-	-
Purchase of property, plant, and equipment	(100)	-	-	-	-	(172,535)	(210,104)	-	(326,767)	(253,643)
Net Cash Provided by (Used in) Investing Activities	(100)	-	-	-	-	(172,535)	(210,104)	-	(326,767)	(253,643)
Cash Flows from Financing Activities
Proceeds from issuance of debt
Payments for debt issuance costs	-	-	-	-	-	-	-	-	-	-
Repayment of debt	-	-	-	-	-	-	-	-	-	-
Proceeds from issuance of related party debt	-	-	222,660	-	-	216,000	175,587	-	344,051	250,963
Repayment of related party debt	-	(258,478)	-	(178,015)	(291,203)	(150,000)	-	(222,985)	(344,051)	(250,963)
Proceeds from private offerings	-	345,912	-	209,300	370,362	213,300	-	256,920	411,400	290,200
Distributions to partners	-	(27,661)	-	(12,261)	(21,722)	-	-	(12,084)	(8,039)	-
Net Cash Provided by (Used in) Financing Activities	-	59,773	222,660	19,024	57,437	279,300	175,587	21,851	403,361	290,200
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(2,940)	(2,468)	-	(3,619)	(3,309)	-	-	(3,928)	(0)	-
Cash, Cash Equivalents, and Restricted Cash at January 01, 2023	25,897	3,282	-	3,619	2,947	-	-	3,928	-	-
Cash, Cash Equivalents, and Restricted Cash at December 31, 2023	22,957	814	-	-	(362)	-	-	-	-	-

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ 4,841	$ 1,891	$ 4,920	$ 14,663	$ 2,958	$ 2,934	$ 11,587	$ 11,835	$ 2,956

Description	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Cash Flows From Operating Activities
Net Income (Loss)	$ (32,542)	$ (2,922)	$ (62,501)	$ (39,664)	$ -	$ (354,744)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	2,496	10,445	16,922	11,117	-	85,812
Amortization of debt issuance costs	-	-	-	-	-	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	2,496	10,445	16,922	11,117	-	85,812
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	-	-	-	-	(5,167)
Related party receivables	(10,295)	(26,415)	2,039	(37,102)	498,985	(562,367)
Prepaid expenses	(2,074)	(728)	(978)	2,844	-	(3,883)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	-	-	-	-	-	102,071
Related party payable	-	-	-	-	(498,985)	(19,229)
Other liabilities	1,139	1,675	-	1,800	-	10,457
Net Cash Provided by (Used in) Operating Activities	(41,276)	(17,944)	(44,518)	(61,004)		(747,050)
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable	-	-	-	-	-	-
Related party loans and notes receivable issued	-	-	-	-	-	-
Purchase of property, plant, and equipment	(212,918)	(790)	-	(13,348)	-	(1,190,206)
Net Cash Provided by (Used in) Investing Activities	(212,918)	(790)	-	(13,348)	-	(1,190,206)
Cash Flows from Financing Activities
Proceeds from issuance of debt
Payments for debt issuance costs	-	-	-	-	-	-
Repayment of debt	-	-	-	-	-	-
Proceeds from issuance of related party debt	212,919	-	-	-	-	1,422,181
Repayment of related party debt	(212,919)	-	(522,610)	(260,205)	-	(2,691,429)
Proceeds from private offerings	260,200	(6,776)	597,020	353,563	-	3,301,401
Distributions to partners	(6,006)	(14,422)	(31,463)	(21,110)	-	(154,768)
Net Cash Provided by (Used in) Financing Activities	254,194	(21,198)	42,947	72,248	-	1,877,384
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	0	(39,932)	(1,571)	(2,104)		(59,872)
Cash, Cash Equivalents, and Restricted Cash at January 01, 2023	-	40,132	1,571	2,756	-	84,133
Cash, Cash Equivalents, and Restricted Cash at December 31, 2023	-	200	-	652	-	24,261

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 8,944	$ -	$ 15,647	$ 8,700	$ -	$ 91,876

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Cash Flows

For the year ended December 31, 2022

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O
Cash Flows From Operating Activities
Net Income (Loss)	$ (29)	$ (13,485)	$ (6,624)	$ (12,839)	$ -	$ (6,985)	$ -	$ (0)	$ (43,377)	$ (17,233)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	-	5,716	1,986	4,297	-	1,986	-	-	7,384	3,802
Amortization of debt issuance costs	-	-	-	-	-	-	-	-	-	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	-	5,716	1,986	4,297	-	1,986	-	-	7,384	3,802
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	-	-	-	-	-	-	-	-	-
Related party receivables	-	(1)	529	(1,019)	-	33	-	(1,719)	-	256
Prepaid expenses	-	(3,738)	(743)	(6,222)	-	(794)	-	1,719	(928)	(1,488)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	5,352	-	-	-	-	-	-	-	-	-
Related party payable	20,574	-	-	-	-	-	-	-	-	-
Other liabilities	-	-	1,450	-	-	3,000	-	-	-	6,900
Net Cash Provided by (Used in) Operating Activities	25,897	(11,508)	(3,402)	(15,783)	-	(2,760)	-	-	(36,921)	(7,764)
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable	659,120	-	-	-	-	-	-	-	-	-
Related party loans and notes receivable issued	(2,392,616)	-	-	-	-	-	-	-	-	-
Purchase of property, plant, and equipment	-	(364,461)	(223,490)	(347,368)	-	(223,460)	-	-	(286,740)	(531,255)
Net Cash Provided by (Used in) Investing Activities	(1,733,496)	(364,461)	(223,490)	(347,368)	-	(223,460)	-	-	(286,740)	(531,255)
Cash Flows from Financing Activities
Proceeds from issuance of debt	-	-	-	-	-	-	-	-	-	-
Payments for debt issuance costs	-	-	-	-	-	-	-	-	-	-
Repayment of debt	-	-	-	-	-	-	-	-	-	-
Proceeds from issuance of related party debt	1,733,496	378,478	228,015	356,203	-	227,985	-	-	299,120	542,610
Repayment of related party debt	-	(120,000)	(50,000)	(65,000)	-	(5,000)	-	-	(299,120)	(20,000)
Proceeds from private offerings	-	129,260	55,780	79,740	-	8,080	-	-	369,920	17,980
Distributions to partners	-	(8,487)	(3,283)	(4,845)	-	(917)	-	-	(6,126)	-
Net Cash Provided by (Used in) Financing Activities	1,733,496	379,251	230,512	366,098	-	230,148	-	-	363,794	540,590
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	25,897	3,282	3,619	2,947	-	3,928	-	-	40,132	1,571
Cash, Cash Equivalents, and Restricted Cash at January 01, 2022	-	-	-	-	-	-	-	-	-	-
Cash, Cash Equivalents, and Restricted Cash at December 31, 2022	25,897	3,282	3,619	2,947	-	3,928	-	-	40,132	1,571

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ 17,032	$ 6,840	$ 13,358	$ -	$ 6,840	$ -	$ -	$ 12,697	$ 12,209

Description	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Cash Flows From Operating Activities
Net Income (Loss)	$ (6,564)	$ -	$ (107,135)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	3,905	-	29,076
Amortization of debt issuance costs	-	-	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	3,905	-	29,076
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	-	-
Related party receivables	577	1,344	(0)
Prepaid expenses	(4,337)	-	(16,532)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	-	-	5,352
Related party payable	-	(1,344)	19,230
Other liabilities	-	-	11,350
Net Cash Provided by (Used in) Operating Activities	(6,419)		(58,660)
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable	-	(659,120)	-
Related party loans and notes receivable issued	-	2,392,616	-
Purchase of property, plant, and equipment	(346,162)	-	(2,322,937)
Net Cash Provided by (Used in) Investing Activities	(346,162)		(2,322,937)
Cash Flows from Financing Activities
Proceeds from issuance of debt	-	-	-
Payments for debt issuance costs	-	-	-
Repayment of debt	-	-	-
Proceeds from issuance of related party debt	360,205	(2,392,616)	1,733,496
Repayment of related party debt	(100,000)	659,120	-
Proceeds from private offerings	101,320	-	762,080
Distributions to partners	(6,188)	-	(29,846)
Net Cash Provided by (Used in) Financing Activities	355,337		2,465,730
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	2,756		84,133
Cash, Cash Equivalents, and Restricted Cash at January 01, 2022	-	-	-
Cash, Cash Equivalents, and Restricted Cash at December 31, 2022	2,756	-	84,133

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 13,508	$ -	$ 82,482

See accompanying notes to the Consolidated and Consolidating financial statements

ARK7 PROPERTIES PLUS LLC

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Information

Ark7 Properties Plus LLC (the "APPL") is a single-member Delaware limited liability company wholly owned by Ark7 Inc. (the "Parent Company"). The APPL was formed on March 17, 2022, in accordance with the Limited Liability Company Act (LLCA) of the state of Delaware. The APPL has registered Loading... Series Delaware limited liability companies (the "Series Companies"), each of which will be used as an investment vehicle that intends to enable investors to own fractional ownership of a specific rental property. This lowers the cost of entry and minimizes the time commitment for real estate investing. An investment in the APPL entitles the investor to the potential economic benefits normally associated with direct property ownership while requiring no investor involvement in asset or property management.

Series	Carrier	Property Address	Registration Date
0XYT6	Dallas-S7	2105 Silver Leaf Dr, Mesquite, TX 75181	June 30, 2022
DIVTU	N/A	N/A	September 27, 2023
FTWDS	Atlanta-T3	1527 Iris Walk, Jonesboro, GA 30238	November 21, 2022
JTDXY	Dallas-S9	2300 Homestead Dr, Mesquite, TX 75181	June 30, 2022
NHMOP	Atlanta-C3	215 Piedmont Ave NE, Unit 205, Atlanta, GA 30308	August 10, 2022
ORHOF	Atlanta-C5	215 Piedmont Ave NE, Unit 407, Atlanta, GA 30308	September 27, 2023
P7FJ5	Atlanta-T4	1541 Iris Walk, Jonesboro, GA 30238	November 21, 2022
QGXF0	Urbana-S11	704 S Lincoln Ave, Urbana, IL 61801	August 10, 2022
RPFUV	Alexandria-C2	3405 Commonwealth Ave, Unit C, Alexandria, VA 22305	September 27, 2023
SOV9W	Chicago-C1	2113 W Gladys Ave, Unit 3S, Chicago, IL 60612	August 10, 2022
WGI3Z	Arizona City-S6	11679 W Madero Dr, Arizona City, AZ 85123	March 21, 2022
WRA7O	Tampa-S10	4263 Cadence Loop, LAND O LAKES, FL 34638	August 10, 2022
ZIE3T	Dallas-S8	2507 Decoy Dr, Mesquite, TX 75181	August 1, 2022

Management's Plan and Going Concerns

The accompanying consolidated financial statements have been prepared to assume the APPL will continue as a going concern. The APPL is newly formed and has not generated sufficient revenue from operations. The APPL will require additional capital until revenue from operations is sufficient to cover operational costs. These matters raise substantial doubt about the company's ability to continue as a going concern. During the next 12 months, the APPL intends to fund operations through member advances and debt or equity financing. There are no assurances that management will be able to raise capital on terms acceptable to the APPL. If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development and operations, which could harm its business, financial condition, and operating results. The accompanying financial statements do not include any adjustments that might result from these uncertainties. As of December 31, 2023 and 2022, the APPL's accumulated deficit amounted to $461,879 and $107,135, respectively.

These conditions indicate the existence of uncertainty which may cast doubt about the APPL's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Statement of compliance

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of the APPL and its Series Companies. All intercompany balances and transactions are eliminated in consolidation.

These consolidated financial statements have been prepared under the historical cost convention, except for evaluating specific financial instruments carried at fair value.

Method of accounting

The consolidated financial statement of the APPL is prepared on the accrual basis of accounting. It includes only those assets, liabilities, and results of operations that relate to the business of the APPL.

Use of estimates and assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. To the extent that there are material differences between these estimates and actual results, the APPL's financial condition or operating results will be materially affected. The APPL bases its estimates on past experience and other assumptions that the APPL believes are reasonable under the circumstances, and the APPL evaluates those estimates on an ongoing basis.

Functional and presentation currency

Items included in the APPL's consolidated financial statements are estimated using the currency that best reflects the economic substance of the underlying events and circumstances related to the APPL (the "functional currency"). The functional and presentation currency of the accompanying financial statements is US Dollars (the "USD").

Revenue recognition

Rental income is reported on a straight-line basis over the terms of the respective leases. The property rental income for the period ended December 31, 2023 and 2022 was $239,273 and $63,106, respectively.

The concentration of credit risk

Financial instruments potentially subject the APPL to the concentration of credit risk, primarily cash and tenant receivables. The APPL places its cash with financial institutions, and its balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At various times, the APPL had a cash balance over the insured amount.

Fair value measurements

FASB ASC 820, "Fair Value Measurements" defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on the exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available.

Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the APPL. Unobservable inputs are inputs that reflect the APPL's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

Level 1 - Inputs are quoted prices in active markets for identical assets or liabilities that the APPL has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

Level 2 - Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the APPL approximate fair value due to their either relatively short maturities and/or consistency with current market rates.

Property, plant, and equipment

Land is carried at cost. Building, leasehold improvements, furniture, fixtures, and equipment are carried at cost, less accumulated depreciation and amortization. The building, furniture, fixtures, and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the terms of the related leases. Repairs and maintenance are expensed when incurred.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset or group of assets. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is considered impaired and an expense is recorded in an amount required to reduce the carrying amount of the asset to its then fair value. Fair value is generally determined from estimated discounted future net cash flows (for assets held for use) or net realizable value (for assets held for sale). As of and for the year ended December 31, 2023 and 2022, the APPL has not recognized any impairment losses.

Property, plant and equipment consist of the following as of December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Buildings and improvements	$ 323,236	$ 323,236
Furniture and fixtures	$ 1,225	$ 1,225
Land	$ 487,550	$ 270,150
Property, plant, and equipment, gross	3,513,143	2,322,937
Less: Buildings and improvements - Accumulated Depreciation	(112,792)	(28,592)
Furniture and fixtures - Accumulated Depreciation	(2,096)	(484)
Property, plant, and equipment	$ 3,398,255	$ 2,293,861

Estimated useful life for buildings and improvements is 27.5 years.

Depreciation expenses for the year ended December 31, 2023 and 2022 was $85,812 and $29,076, respectively.

Lease accounting

According to the recently adopted Accounting Standards Updated ("ASU") No. 2016-02, Leases (Topic 842) ("ASU 2016- 02" or "ASC 842"), the APPL determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets and current and non-current lease liabilities, as applicable. As of December 31, 2023, the APPL had no long-term leases.

Income taxes

The APPL is taxed as a Limited Liability Company (LLC). Under these provisions, the APPL does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the APPL's taxable income.

Each series will be taxed as a partnership, with the profits and losses of the Series flowing to investors regardless of whether there is cash available for distributions. For this offering of series interests to investors, each series will be taxed as a partnership, rather than as a corporation. This means that the Series will itself not owe or report any profits and losses for tax purposes, but will instead provide investors with a Schedule K-1 tax statement identifying the investor's pro rata share of any profits and losses of the Series. The calculation of net profits for the purposes of taxation is determined prior to our Managing Member assessing whether to hold back funds for future working capital purposes. As such, there may be times when the Series is reporting a net profit to investors but does not have funds available for distribution to investors to cover their personal tax liability.

NOTE 2: PROPERTY MANAGEMENT RESERVES

Each Series Company has allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses.

As of December 31, 2023 and 2022, the balance of the property management reserve was $1,304 and $58,236, and is included in cash and cash equivalents on the accompanying balance sheet.

NOTE 3: TRANSACTIONS WITH RELATED PARTIES

Down Payment Loan Payables

The Parent Company provide initial funding required for property acquisitions and structured this as a down payment loan to APPL and its series. Borrowers are authorized to use the Parent Company's bank checking account for property acquisition purpose.

Series #0XYT6

On July 1, 2022, the APPL - Series #0XYT6 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #0XYT6 borrowed $378,478 at 9% interest with a maturity of June 30, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $258,478, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $4,841 and $17,032, respectively. Ark7 Properties Plus LLC - Series #0XYT6.

Series #DIVTU

On December 1, 2023, the APPL - Series #DIVTU executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #DIVTU borrowed $222,660 at 10% interest with a maturity of November 30, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $222,660 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $1,891 and $0, respectively. Ark7 Properties Plus LLC - Series #DIVTU.

Series #FTWDS

On September 1, 2022, the APPL - Series #FTWDS executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #FTWDS borrowed $228,015 at 9% interest with a maturity of August 31, 2023. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $178,015, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $4,920 and $6,840, respectively. Ark7 Properties Plus LLC - Series #FTWDS.

Series #JTDXY

On August 1, 2022, the APPL - Series #JTDXY executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #JTDXY borrowed $356,203 at 9% interest with a maturity of July 31, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $291,203, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $14,663 and $13,358, respectively. Ark7 Properties Plus LLC - Series #JTDXY.

Series #NHMOP

On October 20, 2023, the APPL - Series #NHMOP executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #NHMOP borrowed $216,000 at 10% interest with a maturity of October 19, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $66,000 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $2,958 and $0, respectively. Ark7 Properties Plus LLC - Series #NHMOP.

Series #ORHOF

On November 1, 2023, the APPL - Series #ORHOF executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #ORHOF borrowed $175,587 at 10% interest with a maturity of October 31, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $175,587 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $2,934 and $0, respectively. Ark7 Properties Plus LLC - Series #ORHOF.

Series #P7FJ5

On September 1, 2022, the APPL - Series #P7FJ5 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #P7FJ5 borrowed $227,985 at 9% interest with a maturity of August 31, 2024. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $222,985, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $11,587 and $6,840, respectively. Ark7 Properties Plus LLC - Series #P7FJ5.

Series #QGXF0

On August 1, 2023, the APPL - Series #QGXF0 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #QGXF0 borrowed $344,051 at 10% interest with a maturity of July 31, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $11,835 and $0, respectively. Ark7 Properties Plus LLC - Series #QGXF0.

Series #RPFUV

On October 18, 2023, the APPL - Series #RPFUV executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #RPFUV borrowed $250,963 at 10% interest with a maturity of October 17, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $2,956 and $0, respectively. Ark7 Properties Plus LLC - Series #RPFUV.

Series #SOV9W

On August 1, 2023, the APPL - Series #SOV9W executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #SOV9W borrowed $212,919 at 10% interest with a maturity of July 31, 2024. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $8,944 and $0, respectively. Ark7 Properties Plus LLC - Series #SOV9W.

Series #WGI3Z

On April 5, 2022, the APPL - Series #WGI3Z executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #WGI3Z borrowed $299,120 at 9% interest with a maturity of April 4, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $0 and $12,697, respectively. Ark7 Properties Plus LLC - Series #WGI3Z.

Series #WRA7O

On October 1, 2022, the APPL - Series #WRA7O executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #WRA7O borrowed $542,610 at 9% interest with a maturity of September 30, 2023. The loan was paid off in 2022, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $522,610, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $15,647 and $12,209, respectively. Ark7 Properties Plus LLC - Series #WRA7O.

Series #ZIE3T

On August 1, 2022, the APPL - Series #ZIE3T executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #ZIE3T borrowed $360,205 at 9% interest with a maturity of July 31, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $260,205, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $8,700 and $13,508, respectively. Ark7 Properties Plus LLC - Series #ZIE3T.

Due from affiliates

The APPL occasionally pays for the Parent Company for covering administrative costs. The loan has been structured as receivable from the Parent Company to the APPL. The outstanding balance due from the affiliate as of December 31, 2023 and 2022 was $0 and $0, and is included in the related party receivable section on the accompanying balance sheet.

Property sourcing fee and offering expenses reimbursement

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% (of the maximum offering amount) Sourcing Fee. The sourcing fee is in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series.

The Parent Company assigns offering expenses to each series, which are then set as part of each series' intended Use of Proceeds. The parent company will be reimbursed a fixed amount for each series for offering expenses.

Series #0XYT6

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $14,250 and $21,450, respectively, and in December 31, 2022 was $0 and $303, respectively.

Series #FTWDS

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $7,950 and $15,150, respectively, and in December 31, 2022 was $0 and $450, respectively.

Series #JTDXY

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $13,500 and $20,700, respectively, and in December 31, 2022 was $0 and $453, respectively.

Series #P7FJ5

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $7,950 and $15,150, respectively, and in December 31, 2022 was $0 and $500, respectively.

Series #QGXF0

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $0 and $18, respectively, and in December 31, 2022 was $0 and $0, respectively.

Series #RPFUV

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $8,700 and $14,929, respectively, and in December 31, 2022 was $0 and $0, respectively.

Series #SOV9W

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $7,800 and $13,818, respectively, and in December 31, 2022 was $0 and $0, respectively.

Series #WGI3Z

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $0 and $11, respectively, and in December 31, 2022 was $10,896 and $18,898, respectively.

Series #WRA7O

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $18,450 and $25,650, respectively, and in December 31, 2022 was $0 and $329, respectively.

Series #ZIE3T

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $13,650 and $20,850, respectively, and in December 31, 2022 was $0 and $329, respectively.

Asset management fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Series #0XYT6

The Series #0XYT6 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #0XYT6 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #0XYT6 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #DIVTU

The Series #DIVTU has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #DIVTU and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #DIVTU together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #FTWDS

The Series #FTWDS has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #FTWDS and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #FTWDS together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #JTDXY

The Series #JTDXY has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #JTDXY and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #JTDXY together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #NHMOP

The Series #NHMOP has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #NHMOP and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #NHMOP together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #ORHOF

The Series #ORHOF has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #ORHOF and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #ORHOF together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #P7FJ5

The Series #P7FJ5 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #P7FJ5 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #P7FJ5 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #QGXF0

The Series #QGXF0 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #QGXF0 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #QGXF0 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #RPFUV

The Series #RPFUV has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #RPFUV and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #RPFUV together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #SOV9W

The Series #SOV9W has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #SOV9W and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #SOV9W together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #WGI3Z

The Series #WGI3Z has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #WGI3Z and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #WGI3Z together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #WRA7O

The Series #WRA7O has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #WRA7O and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #WRA7O together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #ZIE3T

The Series #ZIE3T has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #ZIE3T and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #ZIE3T together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

NOTE 4: SUBSEQUENT EVENTS

Following are the material subsequent events that took place between January 1, 2024 through March 18, 2024 (date of report):

Property Acquisition

  Ark7 Properties Plus LLC - Series #DIVTU acquired a property located at 215 Piedmont Ave NE, Unit 406, Atlanta, GA 30308. The transaction for this purchase was completed on Jan 8, 2024, with a sale price of $210,000.

NOTE 5: APPROVAL OF CONSOLIDATED FINANCIAL STATEMENTS

The consolidated and consolidating financial statements have been approved by the management of the APPL and authorized for issue on March 16, 2024.

EXHIBIT INDEX

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

2.1	Certificate of Formation of Ark7 Properties Plus LLC*
2.2	Operating Agreement of Ark7 Properties Plus LLC*
3.1	Series #WGI3Z Series Designation*
3.2	Series #0XYT6 Series Designation*
3.3	Series # ZIE3T Series Designation*
3.4	Series #JTDXY Series Designation*
3.5	Series #FTWDS Series Designation*
3.6	Series #P7FJ5 Series Designation*
3.7	Series #WRA7O Series Designation*
3.8	Series #SOV9W Series Designation*
3.9	Series #QGXF0 Series Designation*
3.10	Series #NHMOP Series Designation*
3.11	Series #RPFUV Series Designation*
3.12	Series #ORHOF Series Designation*
3.13	Series #DIVTU Series Designation*
4.1	Form of Series #[______] Subscription Agreement*
6.1	Real Estate Purchase Agreement dated April 15, 2022, between Seller and Series #WGI3Z, as amended.*
6.2	Real Estate Purchase Agreement dated July 7, 2022 between Seller and Series #0XYT6, as amended*
6.3	Real Estate Purchase Agreement dated August 2, 2022 between Seller and Series #ZIE3T*
6.4	Real Estate Purchase Agreement dated August 15, 2022 between Seller and Series #JTDXY*
6.5	Real Estate Purchase Agreement between Seller and Ark7 for the property located at 1527 Iris Walk, Jonesboro, GA 30238*
6.6	Real Estate Purchase Agreement between Seller and Ark7 for the property located at 1541 Iris Walk Jonesboro, GA 30238*
6.7	Real Estate Purchase Agreement between Seller and Ark7 Properties Plus LLC - Series #WRA7O*
6.8	Assignment and Sale and Purchase Agreement between Ark7 and Ark7 Properties Plus LLC - Series #FTWDS LLC*
6.9	Assignment of Sale and Purchase Agreement between Ark7 and Ark7 Properties Plus LLC - Series #P7FJ5 LLC*
6.10	Real Estate Purchase Agreement between Seller and Series #SOV9W*
6.11	Real Estate Purchase Agreement between Seller and Series #QGXF0*
6.12	Asset Management Agreement between Ark7 Properties Plus LLC - Series #WGI3Z and Ark7 Inc. dated April 15, 2022*
6.13	Asset Management Agreement between Ark7 Properties Plus LLC - Series #0XYT6 dated July 1, 2022.*
6.14	Asset Management Agreement between Ark7 Properties Plus LLC - Series #ZIE3T dated August 1, 2022*
6.15	Asset Management Agreement between Ark7 Properties Plus LLC - Series #JTDXY dated August 1, 2022*
6.16	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #FTWDS LLC*
6.17	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #P7FJ5 LLC*
6.18	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #WRA7O*
6.19	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #SOV9W*
6.20	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #QGXF0*
6.21	Inter-company Loan Agreement between Ark7 Inc. and Series #WGI3Z*
6.22	Inter-company Loan Agreement between Ark7 Inc. and Series #0XYT6*
6.23	Inter-company Loan Agreement between Ark7 Inc. and Series # ZIE3T*
6.24	Inter-company Loan Agreement between Ark7 Inc. and Series #JTDXY*
6.25	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Ark7 Properties Plus LLC - Series #FTWDS LLC*
6.26	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Ark7 Properties Plus LLC - Series #P7FJ5 LLC*
6.27	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Series #WRA7O*
6.28	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Series #SOV9W*
6.29	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Series QGXF0*
6.30	Form of Lease Agreement*
6.31	Real Estate Purchase Agreement dated August 2, 2022 between Seller and Series #NHMOP*
6.32	Real Estate Purchase Agreement dated August 15, 2022 between Seller and Series #RPFUV*
6.33	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #NHMOP*
6.34	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #RPFUV*
6.35	Inter-company Loan Agreement between Ark7 Properties Plus and Series #NHMOP*
6.36	Inter-company Loan Agreement between Ark7 Properties Plus and Series #RPFUV*
6.37	Real Estate Purchase Agreement dated October 30, 2023 between Seller and Series #ORHOF*
6.38	Real Estate Purchase Agreement dated December 20, 2023 between Seller and Series #DIVTU*
6.39	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #ORHOF*
6.40	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #DIVTU*
6.41	Inter-company Loan Agreement between Ark7 Properties Plus and Series #ORHOF*
6.42	Inter-company Loan Agreement between Ark7 Properties Plus and Series #DIVTU*
9.1	Letter regarding change in accountant from George Dimov CPA dated April 30, 2023*

____________________

* Previously Filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized, in State of California, on April 29, 2024.

Ark7 Properties Plus LLC a Delaware series limited liability company

By	/s/ Ark7 Inc., a Delaware corporation
Its: Managing Member

	By:	/s/ Yizhen Zhao
	Name:	Yizhen Zhao
	Title:	President

This Annual Report has been signed by the following persons in the capacities and on the dates indicated.

Ark7 Properties Plus LLC a Delaware series liability company

By	/s/ Ark7 Inc., a Delaware corporation
Its: Managing Member

	By:	/s/ Yizhen Zhao
	Name:	Yizhen Zhao
	Title:	Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of Ark7 Inc., Managing Member of Ark7 Properties Plus LLC
	Date:	April 29, 2024